Calculation of Filing Fee Tables
S-8
Nakamoto Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share	Other	78,427,012	$ 0.113	$ 8,862,252.36	0.0001381	$ 1,223.88
2	Equity	Common stock, $0.001 par value per share	Other	21,597,316	$ 0.232	$ 5,010,577.31	0.0001381	$ 691.96
Total Offering Amounts:						$ 13,872,829.67		$ 1,915.84
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,915.84
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Kindly MD, Inc. 2025 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the securities registered under this registration statement, all the securities of a class, which includes the registered securities, are combined by a reverse stock split into a lesser number of securities of the same class, the number of undistributed securities of such class deemed covered by this registration statement shall be proportionately reduced. (2) Represents shares of Common Stock underlying "Substitute Awards" (as defined in the Plan) granted by the Registrant in connection with the Registrant's acquisition of BTC Inc., as previously reported by the Registrant. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon a price of $0.113 per share, which is the weighted-average exercise price for the outstanding Substitute Awards.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Kindly MD, Inc. 2025 Equity Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the securities registered under this registration statement, all the securities of a class, which includes the registered securities, are combined by a reverse stock split into a lesser number of securities of the same class, the number of undistributed securities of such class deemed covered by this registration statement shall be proportionately reduced. (4) Represents shares of Common Stock reserved for issuance under the Plan pursuant to the provisions of the Plan that provide for an automatic annual increase in the number of shares reserved for issuance thereunder. The number of shares of Common Stock reserved and available for issuance under the Plan automatically increases on the first day of each year beginning in 2026 and ending in (and including) 2035 by the lesser of (A) five percent (5%) of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by the Board or the Committee (as each is defined in the Plan). The Committee (as defined in the Plan) reduced the automatic annual increase by 300,000 shares pursuant to the foregoing clause (B). (5) Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.232 per share, which is the average of the high and low prices of the Registrant's Common Stock, as reported on The Nasdaq Stock Market LLC, on March 30, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources